Exhibit 99.1



Tuesday July 25, 2006

                             FOR IMMEDIATE RELEASE



New Frontier Energy, Inc. Announces Acquisition of Oil and Gas Leases
DENVER, CO - New Frontier Energy, Inc. (NFEI - OTCBB), a natural resource exploration and production company, engaged in the exploration, acquisition and development of oil and gas properties in the United States, today announced that it acquired 15% working interest in approximately 15,000 acres in Route County Colorado. The acreage includes all rights from the surface of the earth to the base of the Mesa Verde Formation. The prospect lies to the southeast of, and is directly adjacent to NFEI's Slater Dome field. Clayton Williams, owner of the deep rights and the additional 85% interest in the shallow rights, is currently drilling a well, which will test the Mesa Verde coals for gas content and will reach total depth below the Niobrara formation at approximately 7,500 feet.

     Paul G. Laird, New Frontier's President and CEO commented, "We are excited about this prospect and acreage acquisition since it is in close proximity to Slater Dome LLLP's gas gathering line. If Clayton Williams' test of the Mesa Verde coals indicates they are productive, this acreage will significantly enhance our position in the area."


About New Frontier Energy, Inc.

New Frontier Energy, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil and the acquisition of natural gas and oil properties. We have an interest in three principal properties, the Slater Dome Prospect, located in northwest Colorado and south central Wyoming (the "Slater Dome Prospect"), the Flattops Prospect located in southwest Wyoming (the "Flattops Prospect") and the Nucla Prospect, located in western Colorado (the "Nucla Prospect"). The company's current and primary focus is on the development and expansion of the Slater Dome and the Flattops Prospects. Both are coal bed methane projects located in the Sand Wash Basin in northwest Colorado and southwest Wyoming--the southern end of the "Atlantic Rim". The Company owns a majority of the limited partnership interests in the 18-mile gas gathering line that delivers gas from the Slater Dome and Flattops prospects to a transportation hub. New Frontier Energy also holds 28 different leasehold interests in approximately 38,000 gross acres in its Nucla Prospect located in southwest Colorado. The company's common stock is listed on the over the counter bulletin board under the symbol "NFEI". Additional information about New Frontier Energy, Inc. can be found at the Company's website www.nfeinc.com.


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For further information contact:

Paul G. Laird, President/CEO
Phone: 303-730-9994

Beverly L. Jedynak, Investor Relations
Martin E. Janis & Company, Inc.
312-943-1100 ext. 12

Forward-looking Statements


The statements contained in this press release which are not historical fact are forward looking statements that involve certain risks and uncertainties including, but not limited to, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.





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